UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ETRIALS WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-0308891
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

4000 Aerial Center Parkway Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 653-3411

ETRIALS WORLDWIDE, INC. 2005 PERFORMANCE EQUITY PLAN
(Full Title of Plan)

The Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19901
New Castle County
(302) 636-5400

(Name, address and telephone number of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

James F. Verdonik, Esq.
Ward and Smith, P.A.
P.O. Box 2091
Raleigh, NC  27602-2091
(919) 836-4260

(919) 836.4277 (fax)

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED(1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE(2)

Common stock, par value $0.0001 Per share	352,699	$ (2)	$ 11,853,822.40(2)	$ 37.68
TOTAL

(1)
Pursuant to Rule 416, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), an additional undeterminable number of shares of common stock is being registered to cover any adjustment in the number of shares of common stock that become issuable under the 2005 Performance Equity Plan by reason of any stock dividend, stock split, recapitalization or similar transaction that increases the number of Registrant's outstanding shares of common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act.  The fee calculation is based upon (i) the $3.87 weighted average exercise price (rounded to the nearest cent) for the 2,815,314 options that are presently outstanding under the 2005 Performance Equity Plan (after deducting a credit of $1,276.32 of registration fee previously paid for the registration of 3,147,301 option shares under Registration Statement No. 333-136668 filed August 16, 2006) pursuant to Rule 457(h),  and (ii) $1.40, which was the average of the high and low prices reported on NASDAQ as of May 12, 2008 of the remaining 684,686 shares not covered by clause (i) above pursuant to Rule 457(c).

Part II

Explanatory Note

This Registration Statement on Form S-8 has been filed to increase the number of shares of common stock, par value $0.0001 per share (the “Common Stock”), of etrials Worldwide, Inc., a Delaware corporation (the “Registrant”), registered for issuance under the etrials Worldwide, Inc. 2005 Performance Equity Plan (the “Plan”) from 3,147,301 to 3,500,000 shares.

A registration statement on Form S-8 (the “Prior Registration Statement”) was filed on August 16, 2006 (Registration No. 333-136668), to register 3,147,301 shares of Common Stock for issuance under the Plan.  In accordance with General Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference in this Registration Statement and the information required by Part II is omitted, except as supplemented by the information set forth below.

Item 8.  Exhibits.

Exhibit No.	Description

4.1
etrials Worldwide, Inc. 2005 Performance Equity Plan as amended through September 7, 2007 (incorporated by reference from the exhibit to Registrant's Quarterly Report on Form 10-QSB filed November 13, 2007).

4.2	Amended and Restated Certificate of Incorporation. (Incorporated by reference from Registration Statement No. 333-110365 on Form S-4 filed October 28, 2006).

4.3	Amended and Restated Bylaws, as amended through July 2, 2007. (Incorporated by reference from Annual Report on Form 10-KSB filed March 10, 2008).

5.01	Opinion of Ward and Smith, P.A.

23.01	Consent of Ernst & Young LLP

23.03	Consent of Ward and Smith, P.A. (included in opinion filed as Exhibit 5.01)

24.01	Power of Attorney (included as part of the signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on the 20th day of May, 2008.

ETRIALS WORLDWIDE, INC.

/s/Eugene Jennings
Eugene Jennings
President Chief Executive Officer
May 20, 2008

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene Jennings and James W. Clark, Jr. his true and lawful attorney-in-fact, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney in fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

SIGNATURE	TITLE	DATED
/s/Donald Russell Donald Russell	Director	May 20, 2008
/s/Peter Collins Peter Collins	Director	May 15, 2008
/s/Hans Lindroth Hans Lindroth	Director	May 15, 2008
/s/Peter Coker Peter Coker	Director	May 16, 2008
/s/Robert Brill Robert Brill	Director	May 16, 2008
/s/Kenneth Jennings Kenneth Jennings	Director	May 20, 2008
/s/Eugene Jennings Eugene Jennings	President and Principal Executive Officer and Director	May 20, 2008
/s/James W. Clark, Jr. James W. Clark, Jr.	Principal Financial Officer, Principal Accounting Officer, and Secretary	May 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1
etrials Worldwide, Inc. 2005 Performance Equity Plan as amended through September 7, 2007 (incorporated by reference the exhibit to Registrant's Quarterly Report on Form 10-QSB filed November 13, 2007).

4.2	Amended and Restated Certificate of Incorporation. (Incorporated by reference from Registration Statement No. 333-110365 on Form S-4 filed October 28, 2006).

4.3	Amended and Restated Bylaws, as amended through July 2, 2007. (Incorporated by reference from Annual Report on Form 10-KSB filed March 10, 2008).

5.01	Opinion of Ward and Smith, P.A.

23.01	Consent of Ernst & Young LLP

23.03	Consent of Ward and Smith, P.A. (included in opinion filed as Exhibit 5.01)

24.01	Power of Attorney (included as part of the signature page hereto)